   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 22, 1999
                                                      REGISTRATION NO. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                            _______________________
                                    FORM S-3

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           ________________________

                           TELE-COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                           84-1260157
  (State or Other Jurisdiction                             (I.R.S. Employer
      of Incorporation or                                  Identification No.)
          Organization)

                               5619 DTC PARKWAY
                        ENGLEWOOD, COLORADO  80111-3000
                                (303) 267-5500
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                           ________________________
                            STEPHEN M. BRETT, ESQ.
                           TELE-COMMUNICATIONS, INC.
                               TERRACE TOWER II
                               5619 DTC PARKWAY
                        ENGLEWOOD, COLORADO  80111-3000
                                (303) 267-5500
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                           ________________________
                                   COPIES TO:

       CHARLES Y. TANABE, ESQ.                    LEE D. CHARLES, ESQ.
     LIBERTY MEDIA CORPORATION                    BAKER & BOTTS, L.L.P.
      8101 E. PRENTICE AVENUE                     599 LEXINGTON AVENUE
     ENGLEWOOD, COLORADO 80111                  NEW YORK, NEW YORK 10022
           (303) 721-5400                             (212) 705-5000
                           ________________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                           ________________________

                        CALCULATION OF REGISTRATION FEE

=================================================================================================================================
          TITLE OF EACH CLASS OF                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM       AMOUNT OF
            SECURITIES TO BE                         AMOUNT TO BE      OFFERING PRICE      AGGREGATE OFFERING    REGISTRATION
               REGISTERED                            REGISTERED(1)      PER SHARE(2)            PRICE(2)             FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Tele-Communications, Inc. Series A Liberty Media
 Group Common Stock, $1.00 par value per share         7,318,739          $48.97              $358,398,649          $105,728
---------------------------------------------------------------------------------------------------------------------------------

(1) Represents the number of shares of Tele-Communications, Inc. Series A Liberty Media Group Common Stock, $1.00 par value per share ("LMG Series A Stock"), issuable by the Registrant upon exchange of outstanding Convertible Subordinated Debentures issued by Tele-Communications International, Inc. (the "TINTA Debentures") in accordance with the terms thereof. This Registration Statement also relates to such indeterminate number of shares of LMG Series A Stock as may be issued as a result of the anti-dilution provisions of the TINTA Debentures.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) upon the basis of the average of the high and low prices of the LMG Series A Stock on the Nasdaq National Market on January 19, 1999.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                 SUBJECT TO COMPLETION, DATED JANUARY 21, 1999

PROSPECTUS

                           TELE-COMMUNICATIONS, INC.

                   SERIES A LIBERTY MEDIA GROUP COMMON STOCK


     Tele-Communications, Inc. Series A Liberty Media Group Common Stock trades on the Nasdaq National Market under the symbol "LBTYA." On January 21, 1999, the last sale price reported by Nasdaq was $49 3/8 per share.

     Our subsidiary, Tele-Communications International, Inc., previously issued $345,000,000 principal amount of 4 1/2% Convertible Subordinated Debentures. The holders of these Convertible Debentures can exchange outstanding principal into shares of Series A Liberty Media Group Common Stock. This prospectus relates to our issuance of the Series A Liberty Media Group Common Stock upon exchange. On January 21, 1999, holders of Convertible Debentures could exchange the principal amount into shares of Series A Liberty Media Group Common Stock at a conversion price of $47.07 per share.

     Because the shares of Series A Liberty Media Group Common Stock will only be issued upon exchange of the Convertible Debentures, we will not receive any cash proceeds upon the issuance of the shares.

                             _____________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             _____________________

     You should rely only on the information included in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than date below.

                             _____________________

               THE DATE OF THIS PROSPECTUS IS JANUARY   , 1999.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the SEC's Website at "http://www.sec.gov."

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is a part of this prospectus and will automatically be updated and superseded by the information we later file. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the sale of all the shares covered by this prospectus:

     1. Annual Report on Form 10-K for the year ended December 31, 1997, as amended on January 7, 1999 and January 12, 1999;

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 (as amended on January 11, 1999), June 30, 1998 (as amended on November 19, 1998 and January 11, 1999) and September 30, 1998 (as amended on January 11, 1999);

     3. Current Reports on Form 8-K filed February 27, 1998, March 6, 1998 (as amended on June 23, 1998 and June 30, 1998), July 1, 1998, October 22, 1998, December 8, 1998, January 7, 1999 (as amended on January 11,
          1999) and January 8, 1999 (as amended on January 8, 1999); and

     4. The description of the Liberty Media Group Series A Common Stock included in Item 1 of TCI's registration statement on Form 8-A (as amended by Form 8-A/A (Amendments No. 1, 2 and 3)).

     You may request a copy of these filings and future filings, at no cost, by writing or telephoning us at the following address or number:

                           Tele-Communications, Inc.
                               5619 DTC Parkway
                        Englewood, Colorado 80111-5500
                             Tel:  (303) 267-5500
                          Attn:  Corporate Secretary

                           TELE-COMMUNICATIONS, INC.

     Tele-Communications, Inc. ("TCI"), through its subsidiaries and affiliates, engages principally in the construction, acquisition, ownership and operation of cable television systems and the provision of satellite-delivered video entertainment, information and home shopping programming services to various video distribution media, principally cable television systems. TCI also has investments in cable and telecommunications operations and television programming in certain international markets, as well as investments in companies and joint ventures involved in developing and providing programming for new television and telecommunications technologies. TCI is a Delaware corporation and was incorporated in 1994. TCI Communications, Inc., a subsidiary of TCI, and its predecessors have been engaged in the cable television business since the early 1950's.

     TCI has its principal offices at Terrace Tower II, 5619 DTC Parkway, Englewood, Colorado 80111-3000 (telephone number 303-267-5500).

     TCI common stock is currently divided into three groups, with each group intended to reflect the separate performance of a specified group of assets and businesses of TCI. TCI Group tracking stock is intended to reflect the separate performance of the "TCI Group," which consists primarily of TCI's domestic cable television and information distribution business, including the ownership and operation of various cable television systems, as well as TCI's minority interests in various partnerships owning and operating cable television systems.

     The Liberty Media Group tracking stock is intended to reflect the separate performance of the "Liberty Media Group," which consists primarily of TCI's assets and business relating to production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software, including multimedia products, and electronic retailing, direct marketing, advertising sales relating to programming services, infomercials and transaction processing.

     TCI Ventures Group tracking stock is intended to reflect the separate performance of the "TCI Ventures Group," which is comprised of TCI's principal international assets and businesses and substantially all of TCI's non-cable and non-programming assets.

                              RECENT DEVELOPMENTS

ACQUISITION OF TINTA

     On November 19, 1998, pursuant to an Agreement and Plan of Merger, dated as of August 24, 1998 (the "TINTA Merger"), a wholly-owned subsidiary of TCI was merged with and into Tele-Communications International, Inc. ("TINTA"). As a result of the TINTA Merger, TINTA became a wholly-owned subsidiary of TCI and each outstanding share of TINTA's common stock not already beneficially owned by TCI was converted into the right to receive .58 of a share of TCI Series A Liberty Media Group Common Stock, par value $1.00 per share ("Series A Liberty Media Group Common Stock"). TINTA's 4 1/2% Convertible Subordinated Debentures due 2006 (the "Convertible Debentures"), which prior to the TINTA Merger were convertible at the option of the holder into shares of Series A Common Stock of TINTA, remained outstanding obligations of TINTA following the TINTA Merger, but as a result thereof became exchangeable into shares of Series A Liberty Media Group Common Stock at a conversion price of $47.07 per share. As of the date of this prospectus, there was $344,493,000 aggregate principal amount of Convertible Debentures outstanding.

THE AT&T MERGER AND THE LIBERTY/VENTURES COMBINATION

     GENERAL

     On June 23, 1998, TCI entered into an Agreement and Plan of Restructuring and Merger (together with the exhibits and schedules thereto, and as amended from time to time, the "AT&T Agreement") among TCI, AT&T Corp. ("AT&T") and Italy Merger Corp., which, subject to the terms and conditions thereof, provides for the acquisition of TCI by AT&T. Such acquisition will be effected through the merger of Italy Merger Corp., a wholly-owned subsidiary of AT&T, with and into TCI, with TCI as the surviving corporation (the "AT&T Merger"). As a result of the AT&T Merger, TCI will become a wholly-owned subsidiary of AT&T, and stockholders of TCI will become stockholders of AT&T.

     In a separate proposed transaction, TCI has announced its intention, subject to TCI stockholder approval, to reclassify each share of Tele-Communications, Inc. Series A TCI Ventures Group Common Stock, par value $1.00 per share ("Series A Ventures Group Common Stock") as 0.52 of a share of Series A Liberty Media Group Common Stock and each share of Tele-Communications, Inc. Series B TCI Ventures Group Common Stock, par value $1.00 per share, as 0.52 of a share of Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share ("Series B Liberty Media Group Common Stock" and, together with the Series A Liberty Media Group Common Stock, the "Liberty Media Group Common Stock"), and in connection therewith, to combine the assets and businesses of the Liberty Media Group and the TCI Ventures Group (the "Liberty/Ventures Combination"). The Liberty/Ventures Combination is expected to occur prior to, but is not conditional upon, the consummation of the AT&T Merger. The combined entity will be called the "Liberty Media Group" ("Liberty/Ventures Group") and the Liberty Media Group Stock will thereafter reflect the separate performance of the businesses and assets attributed to the Liberty/Ventures Group. Consummation of the Liberty/Ventures Combination is subject to certain conditions, including approval of the TCI stockholders.

     CONSIDERATION TO BE RECEIVED BY HOLDERS OF LIBERTY MEDIA GROUP STOCK IN THE AT&T MERGER

     In the AT&T Merger, shares of Liberty Media Group Stock will be converted into a newly authorized class of common stock of AT&T which will be intended to reflect the separate performance of the business and assets attributed to the Liberty/Ventures Group. Each share of Series A Liberty Media Group Common Stock outstanding immediately prior to the effective time of the AT&T Merger (the "AT&T Effective Time") will be converted into the right to receive one share of Class A Liberty Media Group Common Stock, par value $1.00 per share, of AT&T ("AT&T Liberty/Ventures Class A Stock") and each share of Series B Liberty Media Group Common Stock outstanding immediately prior to the AT&T Effective Time will be converted into the right to receive one share of Class B Liberty Media Group Common Stock, par value $1.00 per share, of AT&T ("AT&T Liberty Ventures Class B Stock). In general, the AT&T Agreement provides that the holders of shares of AT&T Liberty/Ventures Class A Stock and holders of shares of AT&T Liberty/Ventures Class B Stock will vote together as a single class with the holders of shares of AT&T Common Stock on all matters presented to such stockholders. Holders of AT&T Liberty/Ventures Class A Stock will be entitled to 1/10 of a vote for each share of such stock held, holders of AT&T Liberty/Ventures Class B Stock will be entitled to one vote for each share of such stock held and holders of AT&T Common Stock will be entitled to one vote for each share of such stock held.

     ASSETS AND BUSINESS OF THE LIBERTY/VENTURES GROUP FOLLOWING THE AT&T MERGER

     Following the AT&T Merger, the Liberty/Ventures Group will comprise the corporations, partnerships and other entities and interests which, at the time of the AT&T Merger, comprise the Liberty/Ventures Group or, if the Liberty/Ventures Combination has not occurred, the Liberty Media Group and the TCI Ventures Group. Pursuant to the AT&T Agreement, prior to, and conditional upon, the closing of the AT&T Merger, certain assets currently attributed to the TCI Ventures Group (including, among others, the shares of AT&T Common Stock received in the merger of AT&T and Teleport Communications Group, Inc., the stock of At Home Corporation, the assets of, or outstanding equity interests in, the National Digital Television Center, Inc. and the equity interests in Western Tele-

Communications, Inc.) will be transferred to the TCI Group or attributed to the TCI Group in exchange for approximately $5.5 billion in cash. Certain other transfers of assets among the Groups will also occur. In addition, upon consummation of the AT&T Merger, the Liberty/Ventures Group will become entitled to the benefit of all the net operating loss carryforwards possessed by TCI as of the date of the AT&T Merger (which TCI anticipates to be approximately $1.6 billion at September 30, 1998).

     After giving effect to such transfers, the Liberty/Ventures Group will be engaged in four principal lines of business: (i) production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software, including multimedia products; (ii) electronic retailing, direct marketing, advertising sales relating to programming services, infomercials and transaction processing; (iii) international cable distribution and satellite distributed programming services; and (iv) various investments in telecommunications products, services and technologies.

     OPERATIONS AND MANAGEMENT OF THE LIBERTY/VENTURES GROUP FOLLOWING THE AT&T MERGER

     Following the AT&T Merger, AT&T will own 100% of the businesses and assets that comprise the Liberty/Ventures Group. However, the day-to-day management of the businesses of the Liberty/Ventures Group will remain independent of AT&T management. The AT&T Agreement provides that the Liberty/Ventures Group will continue to be managed by certain members of TCI's management who currently manage the businesses of the Liberty Media Group and the TCI Ventures Group. In addition, the AT&T Agreement contemplates the execution of certain agreements at the AT&T Effective Time which will, among other things, (i) provide preferred vendor status to the Liberty/Ventures Group for digital basic distribution on AT&T's systems of new programming services created by the Liberty/Ventures Group and its affiliates, (ii) provide for a renewal of existing affiliation agreements of the Liberty/Ventures Group and its affiliates, and (iii) provide interactive video services to the Liberty/Ventures Group.

     CONDITIONS TO THE AT&T MERGER

     Consummation of the AT&T Merger is subject to the satisfaction or, where permissible, waiver of a number of customary conditions to closing, including but not limited to (a) the separate approvals of the stockholders of AT&T and TCI, (b) receipt of all necessary governmental consents and approvals, including consent of the Federal Communications Commission, and (c) absence of any effective injunction or similar order preventing consummation of the transactions contemplated by the AT&T Agreement. Meetings of TCI's and AT&T's stockholders to approve the AT&T Merger are scheduled to be held on February 17, 1999. There can be no assurance that all of the conditions to closing the AT&T Merger will be satisfied or that the AT&T Merger will ultimately be consummated.

                                USE OF PROCEEDS

     Because the shares of Series A Liberty Media Group Common Stock covered hereby will be issued only upon exchange at the option of holders of Convertible Debentures, TCI and its consolidated subsidiaries will receive no net cash proceeds upon such issuance.

                             PLAN OF DISTRIBUTION

     The shares of Series A Liberty Media Group Common Stock covered hereby will be issued in exchange for Convertible Debentures. TCI has no obligation with respect to the Convertible Debentures, which are securities of TINTA and not of TCI. However, under the terms of an agreement between TINTA and TCI dated as of November 19, 1998, TCI has agreed to (i) contribute to TINTA sufficient shares of Series A Liberty Media Group Common Stock to enable TINTA to deliver such shares to holders of Convertible Debentures upon exercise by such holders of their exchange rights, and (ii) to reserve out of its authorized capital stock sufficient shares of Series A Liberty Media Group Common Stock to satisfy its obligations to TINTA in connection with such exchange.

                          VALIDITY OF THE SECURITIES

     The validity of the shares of Series A Liberty Media Group Series A Common Stock offered hereby will be passed upon for TCI by Baker & Botts, L.L.P., New York, New York. Certain partners of Baker & Botts, L.L.P. may hold shares of TCI Common Stock.

                                    EXPERTS

     The consolidated balance sheets of Tele-Communications, Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, and the related financial statement schedules, which appear in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. have been incorporated by reference herein in reliance upon the reports, dated March 20, 1998, except for note 19 which is as of January 6, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports refer to a restatement of the consolidated financial statements and the related financial statement schedules as of December 31, 1997 and for the year then ended.

     The combined balance sheets of TCI Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP covering the combined financial statements above refers to the effects of not consolidating the TCI Group's interest in the Liberty Media Group and the TCI Ventures Group for all periods that the TCI Group has an interest in the Liberty Media Group and the TCI Ventures Group.

     The combined balance sheets of Liberty/Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Current Report on Form 8-K, as amended by Form 8-K/A (Amendment No. 1), dated January 7, 1999, of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, except for notes 2 and 14, which are as of September 14, 1998, and January 6, 1999, respectively, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report refers to a restatement of the combined financial statements as of December 31, 1997 and for the year then ended.

     The combined balance sheets of Liberty Media Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The combined balance sheets of TCI Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 20, 1998, except for note 18 which is as of January 6, 1999, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report refers to a restatement of the combined financial statements as of December 31, 1997 and for the year then ended.

     The consolidated balance sheet of Telewest Communications plc and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc., have been incorporated by reference herein in reliance upon the report, dated March 19, 1998, of KPMG Audit Plc, chartered accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of Cablevision Systems Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' deficiency and cash flows for each of the years in the three-year period ended December 31, 1996, and the related financial statement schedule, which reports appear in the Current Report on Form 8-K, as amended by Form 8-K/A (Amendment No. 2) of Tele-Communications, Inc., dated March 6, 1998, have been incorporated by reference herein in reliance upon the report, dated April 1, 1997, of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The consolidated balance sheets of Sprint Spectrum Holding Company, L.P. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1997 incorporated in this Prospectus by reference, which appear in the Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage), which is incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth a statement of all expenses payable by the Registrant in connection with the registration, issuance and distribution of the Series A Liberty Media Group Common Stock offered hereby. Except for the SEC Registration Fee and the Nasdaq National Market Quotation Fee, all expenses are estimated.

SEC Registration Fee......................................   $105,728
Nasdaq National Market Quotation Fee......................   $ 17,500
Printing and engraving expenses...........................   $  5,000
Accounting fees and expenses..............................   $ 10,000
Legal fees and expenses...................................   $ 15,000
Miscellaneous expenses....................................   $  1,772
                                                             --------
       Total..............................................   $155,000
                                                             ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 102(b)(7) of the Delaware General Corporation Law provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

     Article V, Section E of the Restated Certificate of Incorporation, as amended ("TCI Charter"), of Tele-Communications, Inc., a Delaware corporation ("TCI"), provides as follows:

     "1.  Limitation on Liability.
          -----------------------

          To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

     2.   Indemnification.
          ---------------

          (a) RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

          (b) PREPAYMENT OF EXPENSES. The Corporation shall pay the expenses (including attorneys' fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

          (c) CLAIMS. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          (d) NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

          (e) OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

     3.   Amendment or Repeal.
          -------------------

          Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

     Article II, Section 2.9 of TCI's Bylaws also contains an indemnity provision, requiring TCI to indemnify members of the Board of Directors and officers of TCI and their respective heirs, personal representatives and successors in interest for or on account of any action performed on behalf of TCI, to the fullest extent provided by the laws of the State of Delaware and the TCI Charter, as then or thereafter in effect.

     TCI has also entered into indemnification agreements with each of its directors (each director, an "indemnitee"). The indemnification agreements provide (i) for the prompt indemnification to the fullest extent permitted by law against any and all expenses, including attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or in preparing for ("Expenses"), any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation ("Claim"), related to the fact that such indemnitee is or was a director, officer, employee, agent or fiduciary of TCI or is or was serving at TCI's request as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by a director or officer in any such capacity, and against any and all judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any Claim, unless the Reviewing Party (one or more members of the Board of Directors or other person appointed by the Board of Directors, who is not a party to the particular claim, or independent legal counsel) determines that such indemnification is not permitted under applicable law and (ii) for the prompt advancement of Expenses, and for reimbursement to TCI if the Reviewing Party determines that such indemnitee is not entitled to such indemnification under applicable law. In addition, the indemnification agreements provide (i) a mechanism through which an indemnitee may seek court relief in the event the Reviewing Party determines that the indemnitee would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification or expense advancement under the indemnification agreement) and
(ii) indemnification against all expenses (including attorneys' fees), and advancement thereof if requested, incurred by the indemnitee in seeking to collect an indemnity claim or advancement of expenses from TCI or incurred in seeking to recover under a directors' and officers' liability insurance policy, regardless of whether successful or not. Furthermore, the indemnification agreements provide that after there has been a "change in control" in TCI (as defined in the indemnification agreements), other than a change in control approved by a majority of directors who were directors prior to such change, then, with respect to all determinations regarding a right to indemnity and the right to advancement of Expenses, TCI will seek legal advice only from independent legal counsel selected by the indemnitee and approved by TCI.

     The indemnification agreements impose upon TCI the burden of proving that an indemnitee is not entitled to indemnification in any particular case and negate certain presumptions that may otherwise be drawn against an indemnitee seeking indemnification in connection with the termination of actions in certain circumstances. Indemnitees' rights under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, TCI's Bylaws or otherwise. Although not requiring the maintenance of directors' and officers' liability insurance, the indemnification agreements require that an indemnitee be provided with the maximum coverage available for any director or officer of TCI if there is such a policy.

     TCI may purchase liability insurance policies covering its directors and officers.

ITEM 16.       EXHIBITS

Exhibits       Description
--------       -----------

2.1 Agreement and Plan of Merger dated as of August 24, 1998, among TCI, Liberty Group Acquisition Co. and Tele-Communications International, Inc. (Incorporated herein by reference to Exhibit
               2.1 of the Current Report on Form 8-K, dated September 8, 1998, filed by Tele-Communications International, Inc. (Commission File No. 0-26264)).

2.2 Agreement and Plan of Restructuring and Merger dated as of June 23, 1998, among AT&T Corp., Italy Merger Corp. and Tele-Communications, Inc. (Incorporated herein by reference to Exhibit
               2.1 of TCI's Current Report on Form 8-K, dated July 1, 1998 (Commission File No. 0-20421)).

3.1 Restated Certificate of Incorporation of TCI, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August
               3, 1995, January 25, 1996, January 25, 1996, April 7, 1997,
               August 28, 1997, December 30, 1997 and December 30, 1997 (Incorporated herein by reference to Exhibit 3.1 of TCI's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-20421)).

3.2 Bylaws of TCI as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of TCI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

3.3 Indenture between Tele-Communications International, Inc. and The Bank of New York, as Trustee, dated as of February 7, 1996 (Incorporated herein by reference to the Registration Statement on Form S-1 filed by Tele-Communications International, Inc. (Reg. No. 33-80491) declared effective by the Commission on February 1, 1996.

3.4 Supplemental Indenture between Tele-Communications International, Inc. and The Bank of New York, as Trustee, dated as of November 19, 1998 (Incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K, dated December 11, 1998, filed by Tele-Communications International, Inc. (Commission File No. 0-26264)).

4              Specimen Stock Certificate for the Tele-Communications, Inc.
               Series A Liberty Media Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.3 of TCI's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1, 2 and 3) Commission File No. 0-20421).

5 Opinion of Baker & Botts, L.L.P. regarding legality of securities being registered.

23.1           Consent of KPMG LLP.

23.2           Consent of KPMG LLP.

23.3           Consent of KPMG LLP.

23.4           Consent of KPMG LLP.

23.5           Consent of KPMG LLP.

23.6           Consent of KPMG Audit Plc.

23.7        Consent of KPMG LLP.

23.8        Consent of Deloitte & Touche LLP.

23.9        Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

24          Powers of Attorney (included on Page II-8).

ITEM 17.    UNDERTAKINGS

      (a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, as of January 21, 1999.


                                    Tele-Communications, Inc.

                                    By: /s/ Stephen M. Brett
                                       ----------------------------------------
                                       Stephen M. Brett
                                       Executive Vice President
                                       and General Counsel

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen M. Brett, Esq. and Charles Y. Tanabe, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign and file (i) any or all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all exhibits thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

Signature                                             Title                       Date
---------                                             -----                       ----
/s/ John C. Malone                      Chairman of the Board, Chief        January 21, 1998
-----------------------------------
(John C. Malone)                        Executive Officer and Director
                                        (Principal Executive Officer)

/s/ Leo J. Hindery, Jr.                 President, Chief Operating          January 21, 1998
-----------------------------------
(Leo J. Hindery, Jr.)                   Officer
                                        and Director

/s/ Donne F. Fisher                     Director                            January 21, 1998
-----------------------------------
(Donne F. Fisher)
                                        Director
-----------------------------------
(John W. Gallivan)
                                        Director
-----------------------------------
(Kim Magness)
                                        Director
-----------------------------------
(Robert A. Naify)

/s/ Jerome H. Kern                      Director                            January 21, 1998
-----------------------------------
(Jerome H. Kern)

/s/ Paul A. Gould                       Director                            January 21, 1998
-----------------------------------
(Paul A. Gould)
                                        Director
-----------------------------------
(J.C. Sparkman)

/s/ Bernard W. Schotters                Senior Vice President (Principal    January 21, 1998
-----------------------------------
(Bernard W. Schotters)                  Financial Officer)

/s/ Ann M. Koets                        Executive Vice President of         January 21, 1998
-----------------------------------
(Ann M. Koets)                          Finance and Accounting of TCI
                                        Communications, Inc. (Principal
                                        Accounting Officer)

                                 EXHIBIT INDEX

Exhibits       Description
--------       -----------

2.1 Agreement and Plan of Merger dated as of August 24, 1998, among TCI, Liberty Group Acquisition Co. and Tele-Communications International, Inc. (Incorporated herein by reference to Exhibit
               2.1 of the Current Report on Form 8-K, dated September 8, 1998, filed by Tele-Communications International, Inc. (Commission File No. 0-26264)).

2.2 Agreement and Plan of Restructuring and Merger dated as of June 23, 1998, among AT&T Corp., Italy Merger Corp. and Tele-Communications, Inc. (Incorporated herein by reference to Exhibit
               2.1 of TCI's Current Report on Form 8-K, dated July 1, 1998 (Commission File No. 0-20421)).

3.1 Restated Certificate of Incorporation of TCI, dated August 4, 1994, as amended on August 4, 1994, August 16, 1994, October 11, 1994, October 21, 1994, January 26, 1995, August 3, 1995, August
               3, 1995, January 25, 1996, January 25, 1996, April 7, 1997,
               August 28, 1997, December 30, 1997 and December 30, 1997 (Incorporated herein by reference to Exhibit 3.1 of TCI's Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-20421)).

3.2 Bylaws of TCI as adopted June 16, 1994 (Incorporated herein by reference to Exhibit 3.2 of TCI's Annual Report on Form 10-K for the year ended December 31, 1994, as amended by Form 10-K/A (Commission File No. 0-20421)).

3.3 Indenture between Tele-Communications International, Inc. and The Bank of New York, as Trustee, dated as of February 7, 1996 (Incorporated herein by reference to the Registration Statement on Form S-1 filed by Tele-Communications International, Inc. (Reg. No. 33-80491) declared effective by the Commission on February 1, 1996.

3.4 Supplemental Indenture between Tele-Communications International, Inc. and The Bank of New York, as Trustee, dated as of November 19, 1998 (Incorporated herein by reference to Exhibit 4.2 of the Current Report on Form 8-K, dated December 11, 1998, filed by Tele-Communications International, Inc. (Commission File No. 0-26264)).

4              Specimen Stock Certificate for the Tele-Communications, Inc.
               Series A Liberty Media Group Common Stock, par value $1.00 per share (Incorporated herein by reference to Exhibit 4.3 of TCI's registration statement on Form 8-A, as amended by Form 8-A/A (Amendments No. 1, 2 and 3) Commission File No. 0-20421).

5 Opinion of Baker & Botts, L.L.P. regarding legality of securities being registered.

23.1           Consent of KPMG LLP.

23.2           Consent of KPMG LLP.

23.3           Consent of KPMG LLP.

23.4           Consent of KPMG LLP.

23.5           Consent of KPMG LLP.

23.6           Consent of KPMG Audit Plc.

23.7        Consent of KPMG LLP.

23.8        Consent of Deloitte & Touche LLP.

23.9        Consent of Baker & Botts, L.L.P. (included in Exhibit 5).

24          Powers of Attorney (included on Page II-8).